SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2005

Covad Communications Group, Inc.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32588	77-0461529
(Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)
(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry into a Material Definitive Agreement
ITEM 9.01: Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

ITEM 1.01:	Entry into a Material Definitive Agreement
     On December 19, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Covad Communications Group, Inc. (the “Company”) approved the acceleration of vesting of unvested and “out-of-the-money” stock options with exercise prices equal to or greater than $1.34 per share previously awarded to its employees, including its executive officers, and directors, under the Company’s 1997 Stock Plan. The acceleration of vesting will be effective for stock options outstanding as of December 20, 2005. The closing stock price on the American Stock Exchange at the effective date of the acceleration was $0.67. Options to purchase approximately 6.4 million shares of common stock, or approximately 74% of the Company’s outstanding unvested options (of which options to purchase approximately 1.9 million shares or approximately 22% of the Company’s outstanding unvested options are held by the Company’s executive officers and directors) are subject to the acceleration. The weighted average exercise price of the options subject to the acceleration is approximately $2.72.
     The Committee also imposed a holding period that will require all executive officers and directors to refrain from selling shares acquired upon the exercise of these options until the dates on which the exercise would have been permitted under the option’s original vesting terms or, if earlier, the executive officer’s last day of employment or the director’s last day of service.
     The purpose of the acceleration is to enable the Company to reduce compensation expense associated with these options in future periods on its consolidated statements of operations, upon adoption of FASB Statement No. 123R (Share-Based Payment) in 2006. The pre-tax charges to be avoided amount to approximately $7.0 million over the course of the original vesting periods, which on average is approximately 3 years from the effective date of the acceleration. The Company also believes that because the options to be accelerated have exercise prices substantially in excess of the current market value of the Company’s common stock, the options have limited economic value and are not fully achieving their original objective of incentive compensation and employee retention. The vesting acceleration of these stock options is not expected to result in a charge to fourth quarter earnings based on accounting principles generally accepted in the United States.

ITEM 9.01:	Financial Statements and Exhibits
     (c) Exhibits
     10.1 Form of Notice to Executive Officers regarding Acceleration of Vesting of Options
     10.2 Form of Notice to Directors regarding Acceleration of Vesting of Options

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2005	By:	/s/ Jim Kirkland
Jim Kirkland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Notice to Executive Officers regarding Acceleration of Vesting of Options
10.2	Form of Notice to Directors regarding Acceleration of Vesting of Options